Exhibit 99.1

1919 North Lynn Street, 7th Floor, Arlington, VA 22209 USA

T (703) 387-5800  F (703) 439-2676

RosettaStone.com

August 10, 2009

PRIVATE AND CONFIDENTIAL

The Nielsen Company

770 Broadway

New York, NY 10003-9595

Re:          Consent to Use of Data

Dear Sir or Madam:

You previously consented to the use of certain of your data in Rosetta Stone’s Form S-1 Registration Statement for its initial public offering (copy attached).

We plan to file a new registration statement with the Securities and Exchange Commission today or soon thereafter including the same data.

If this is acceptable, please indicate your consent to our inclusion of the data by countersigning this letter. Please email or fax the executed consent to Michael Wu at (703) 516-2192 or mwu@rosettastone.com, and return the original executed consent to Michael Wu at 1919 North Lynn Street, 7th Floor, Arlington, VA 22209. Please call the undersigned at (703) 387-5814 or Brian Fenske of Fulbright & Jaworski L.L.P., counsel to Rosetta Stone, at (713) 651-5557 with any questions you may have. Given the urgency of this request, you prompt attention to this matter is greatly appreciated.

Please note that Rosetta Stone has not made any public announcement of the proposed public offering and appreciates your maintaining the confidentiality of the subject matter of this letter. In order not to jeopardize the offering, it is critical that you keep confidential Rosetta Stone’s plans with respect to its initial public offering. Accordingly, please do not discuss the offering with third parties.

Sincerely,

ROSETTA STONE INC.

/s/ Michael Wu
Michael Wu, General Counsel

CONSENT GRANTED:

THE NIELSEN COMPANY

By:	/s/ David Phillips
Name:	David Phillips
Title:	Research Manager, Customised Research
Date:	13/08/09

RosettaStone®

1101 Wilson Blvd., Suite 1130, Arlington, VA 22209 USA
T (703) 387-5800 F (540) 432-0953
RosettaStone.com

September 18, 2008

PRIVATE AND CONFIDENTIAL

The Nielsen Company

770 Broadway

New York, NY 10003-9595

Re: Consent to Use of Data

Dear Sir or Madam:

Rosetta Stone Inc. (“Rosetta Stone”) is contemplating an initial public offering of its common stock. In connection with this offering, Rosetta Stone proposes to file a Form S-1 registration statement (“Registration Statement”) with the Securities and Exchange Commission.

We request your consent to cite, in the Registration Statement and all amendments thereto, certain data contained in the December 2007 study we commissioned from you entitled, “E-Language Learners.” Furthermore, we also request to cite the Nielsen Company as the source of such data. For example, we seek to include the following statements in the Registration Statement:

According to a December 2007 industry analysis we commissioned from Nielsen Company, a market research firm, the worldwide consumer language learning industry represented more than $83 billion in sales in 2007, of which more than $32 billion was for self-study. According to the Nielsen survey, the language learning industry in the United States, where we generated 95% of our revenue in 2007, represented more than $5 billion in consumer sales in 2007, of which more than $2 billion was for self-study.

According to the Nielsen survey, over 90% of the $83 billion spent in 2007 on consumer language learning products and services was spent outside the United States.

According to a December 2007 industry analysis we commissioned from Nielsen Company, a market research firm, the consumer language learning industry worldwide represented over $83 billion in sales in 2007, of which more than $32 billion was for self-study. According to the Nielsen survey, the language learning industry in the United States, where we generated 95% of our revenue in 2007, represented over $5 billion in consumer sales in 2007, of which over 40% was for self-study.

According to the Nielsen study, the worldwide consumer language learning industry represented more than $83 billion in consumer spending in 2007, of

Language Learning Success™

which more than $32 billion was for self-study. According to the Nielsen survey, the language learning industry in the United States, where we generated 95% of our revenue in 2007, represented more than $5 billion in consumer sales in 2007, of which more than $2 billion was for self-study.

If this is acceptable, please indicate your consent to our use of the data by countersigning this letter. Please email or fax the executed consent to Michael Wu at (703) 516-2192 or mwu@rosettastone.com, and return the original executed consent to Michael Wu at 1101 Wilson Blvd., Suite 1130, Arlington, VA 22209. Please call the undersigned at (703) 387-5814 or Brian Fenske of Fulbright & Jaworski L.L.P., counsel to Rosetta Stone, at (713) 651-5557 with any questions you may have. Given the urgency of this request, you prompt attention to this matter is greatly appreciated.

Please note that Rosetta Stone has not made any public announcement of the proposed public offering and appreciates your maintaining the confidentiality of the subject matter of this letter. In order not to jeopardize the offering, it is critical that you keep confidential Rosetta Stone’s plans with respect to its initial public offering. Accordingly, please do not discuss the offering with third parties.

Sincerely,

ROSETTA STONE

/s/ Michael Wu
Michael Wu, General Counsel

CONSENT GRANTED:

THE NIELSEN COMPANY

By:	/s/ David Phillips
Name:	DAVID PHILLIPS
Title:	RESEARCH MANAGER
Date:	18/9/2008